CITIZENS FUNDS
                             CITIZENS ADVISERS, INC.
                            CITIZENS SECURITIES, INC.

                                 CODE OF ETHICS
                              Revised FEBRUARY 2000


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This Code of Ethics is adopted by Citizens Funds, Citizens Advisers, Inc. (the
"Adviser") and Citizens Securities, Inc. (the "Distributor") pursuant to the requirements of SEC Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Purpose of this Code is to establish standards and procedures deemed necessary to prevent illegal or unethical conduct by "Access Persons" (defined below) of Citizens Funds, the Adviser and the Distributor. Specifically, this Code is intended to prevent "Access Persons" from engaging in any fraudulent, deceptive, or manipulative activities in connection with the purchase or sale of a covered security.

         This Code of Ethics acknowledges the general principles that Access
Persons: (A) owe a fiduciary obligation to Citizens Funds; (B) have the duty at all times to place the interests of Citizens Funds' shareholders first; (C) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility; and (D) should not take inappropriate advantage of their positions in relation to Citizens Funds.


1.       DEFINITIONS

         Access Person means any officer, trustee, general partner, or employee of the Fund, the Adviser or the Distributor (or of any company in a control relationship to the Fund or Adviser) and any natural person in a control relationship to the Fund or Adviser, who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         Beneficial Ownership of a security shall be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or a relative who shares his or her home, or held by other persons who through any contract, arrangement, understanding or relationship provide him or her with sole or shared voting or investment power over such securities.

         A security is being "considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A security is being "considered for purchase or sale" under this definition if the security is being considered for addition to or deletion from the Citizens Index, the Citizens Small Cap Index or any fund within Citizens Funds but not if the security is already a holding within the Citizens Index or the Citizens Small Cap Index and is not being considered for deletion from either Index or any of said funds.

         Compliance Personnel means the persons designated by the Fund, the Adviser and the Distributor to monitor the overall compliance with this Code, to receive and review reports, and to provide preclearance of any personal security transaction as required by this Code.

         Control shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         Covered Security means any security as defined in Section 2(a)(36) of the 1940 Act other than direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

         Fund means Citizens Funds, and each series of Citizens Funds.

         Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         Investment Personnel means:

         A. Any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or any research (including financial, social or environmental research) in connection with the same.

         B. Any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504,Rule 505,or Rule 506 under the Securities Act of 1933.

         Purchase or Sale of a Covered Security means any purchase or sale of a Covered Security, including, among other things, the writing of an option to purchase or sell a Covered Security.

         Security Held or to be Acquired by the Fund means:

         A.   Any Covered Security which, within the most recent 15 days:

              (i)      Is or has been held by the Fund; or

              (ii) Is being or has been considered by the Fund, the Adviser or any Sub-Adviser for purchase or sale by the Fund; and

         B. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clauses (i) and (ii) above.

         Sub-Adviser means each of Seneca Capital Management LLC, and Clemente Capital, Inc.

         Sub-Adviser Access Person means (i) any director, officer or general partner of a Sub-Adviser; (ii) any employee of a Sub-Adviser (or of any company in a control relationship to a Sub-Adviser) who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.


2.       CODE PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

         A.       General Prohibitions.
                  --------------------

                  No Access Person shall in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security Held or to be Acquired by the Fund:

                  (i) Employ any device, scheme or artifice to defraud the Fund;

                  (ii) Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                  (iii) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

                  (iv) Engage in any manipulative practice with respect to the Fund.

                  (v) The above-prohibited activities shall at all times include, but shall not be limited to, the following:

                           a. Purchasing or selling securities on the basis of material non-public information;

                           b. Knowingly purchasing or selling, directly or indirectly, securities in such a way as to compete personally in the market with the Fund, or acting personally in such a way as to compromise or potentially compromise the Fund's transactions; and

                           c. Using knowledge of securities transactions by the Fund, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.

         B. Prohibited Purchases and Sales. Without limiting the generality of the foregoing, no Access Person shall purchase or sell, directly or indirectly, any Covered Security in which such access person would have a beneficial ownership and that he /she knows, or reasonably should know, is or has been considered for purchase or sale by the Fund, the Adviser or any Sub-Adviser within the most recent 15 days.

         C. Exempted Transactions. The prohibition of Section 2B of this Code shall not apply to the following situations:

                  (i) Purchases or sales made in any account over which the Access Person has no direct or indirect influence or control;

                  (ii) Purchases or sales which are part of an automatic dividend reinvestment plan;

                  (iii) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer or the sale of such rights;

                  (iv) Sales of securities held in a margin account to the extent necessary in order to meet margin requirements; and

                  (v) Any other purchases or sales that are non-volitional on the part of the Access Person.


         D.       Other Prohibited Activity. No Access Person shall:

                  (i) Accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund, the Adviser, or the Distributor; or

                  (ii) Engage in any transaction whether or not specified in this Code of Ethics in which he/she has a financial interest adverse to the Fund or which has the appearance of creating a conflict of interest with the Fund.


3.       CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT PERSONNEL

         A. Preclearance. Investment Personnel of the Fund or Adviser must obtain approval from Compliance Personnel of the Fund or Adviser, as applicable, before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

         B.       Procedures for Preclearance.

                  (i) From Whom Obtained - Advance clearance of a personal securities transaction required to be approved under paragraph A above must be obtained from the appropriate Compliance Personnel.

                  (ii) Time of Clearance - Transaction clearances must be obtained no more than three (3) days prior to the transaction. If the trade is not made within three
                           (3) days of the date of clearance, a new clearance must be obtained.

                  (iii) Form - Clearance must be obtained in writing by completing and signing a form provided for that purpose by the Fund or Adviser, as applicable, which form shall set forth the details of the proposed transaction, and obtaining the signature of any one of the applicable Compliance Personnel.

                  (iv) Filing - A copy of all completed clearance forms, with all required signatures, shall be retained by the Compliance Personnel of the Fund and the Adviser.

         C. Factors Considered in Preclearance. The Compliance Personnel may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Personnel will consider the following factors in determining whether or not to clear a proposed transaction:

                  (i) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

                  (ii) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered for the Fund; and

                  (iii) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund.


4.       CODE PROVISIONS APPLICABLE ONLY TO SUB-ADVISER ACCESS PERSONS

         A. Code of Ethics. This Code of Ethics does not apply to any Sub-Adviser Access Persons who are not otherwise Access Persons as defined herein. Each Sub-Adviser shall (i) submit to the Board of Trustees of the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act and a certification that it has adopted procedures reasonably necessary to prevent Sub-Adviser Access Persons from violating such Sub-Adviser's Code of Ethics, and (ii) promptly report to the Fund in writing any material amendments to and violations of its Code of Ethics. A violation of a Sub-Adviser's Code of Ethics by any of its Sub-Adviser Access Persons shall also constitute a violation of this Code of Ethics.

         B. Reports. Sub-Adviser Access Persons shall file the reports required by the appropriate Sub-Adviser's Code of Ethics. Such filings shall be deemed to be filings with the Fund under this Code of Ethics, and shall at all times be available to the Fund.


5.       REPORTING REQUIREMENTS OF ACCESS PERSONS

         Unless excepted by paragraph D. of this Section, every Access Person of the Fund, the Adviser, and the Distributor must file the following reports with the Compliance Personnel of their employer:

         A. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person he/she must file a report containing the following information:

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (iii) The date that the report is submitted by the Access Person.

         B. Quarterly Transaction Reports. No later than 10 days after the end of each calendar quarter, the following information:

                  (i) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                           a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c. The price of the Covered Security at which the transaction was effected;

                           d. The name of the broker, dealer or bank with or through which the transaction was effected; and

                           e. The date that the report is submitted by the Access Person.

                  (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           a. The name of the broker, dealer or bank with whom the Access Person established the account;

                           b.  The date the account was established; and

                           c. The date that the report is submitted by the Access Person.

         C.       Annual Holdings Reports. Annually (no later than each January
                  31st), the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (iii) The date that the report is submitted by the Access Person.

         D.       Exceptions from Reporting Requirements.

                  (i) A person need not make a report under this Section 5 of the Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

                  (ii) A Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund Trustee, need not make:

                           a. An initial holdings report under paragraph A of this Section and an annual holdings report under paragraph C of this section; and

                           b. A quarterly transaction report under paragraph B of this Section, unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser or a Sub-Adviser considered purchasing or selling the Covered Security.

         E. Any report delivered pursuant to this Section 5 of the Code may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

         F.       Any report concerning a purchase or sale prohibited under
                  Section 2 B hereof with respect to which the Access Person relies upon one of the exemptions provided in Section 2 C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         G. Each Access Person must certify annually (no later than each January 31st) that he/she has read and understands this Code of Ethics and has complied with its provisions. Such certificates and reports are to be given to the appropriate Compliance Personnel.


6.       REVIEW AND SANCTIONS

         A. Review of Personal Transactions not Subject to Pre-clearance. The Compliance Personnel of the Fund, the Adviser and the Distributor, as applicable, shall review or supervise the review of the personal securities transactions reported pursuant to Section 5 of this Code. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. If the Compliance Personnel determine that a violation may have occurred, the Compliance Personnel shall submit the pertinent information regarding the transaction to the Trustees of the Fund. The Trustees shall evaluate whether a violation of this Code has occurred, taking into account all exempted transactions provided under Section 2 C of this Code. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall if requested, consult with counsel for the person whose transaction is in question.

         B. Sanctions. If the Trustees of the Fund determine that a violation of this Code has occurred, the Trustees may take such action and impose such sanctions as they deem appropriate. Sanctions for violation of this Code by a Trustee of the Fund will be determined by a majority vote of the Fund's Trustees excluding the Trustee being sanctioned.

7.       REVIEW BY THE BOARD OF TRUSTEES

         Each of the Fund, the Adviser, the Distributor and the Sub-Advisers shall furnish to the Board of Trustees of the Fund, at least annually, and the Board must consider a written report that:

         A. Describes any issues arising under the Code of Ethics or procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the violations; and

         B. Certifies that the Fund, Adviser, Distributor or Sub-Adviser, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.


8.       MISCELLANEOUS PROVISIONS

         A. Records. Each of the Fund, the Adviser and the Distributor shall maintain records at its respective principal place of business in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall make these records available for examination by representatives of the Securities and Exchange Commission:

                  (i) A copy of this Code and any other code which is, or at any time within the past six years has been, in effect shall be preserved in an easily accessible place;

                  (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the violation occurs;

                  (iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (iv) A list of persons who are, or within the past six years have been, required to make reports pursuant to this Code or who are or were responsible for reviewing these reports shall be maintained in an easily accessible place;

                  (v) A copy of each report required under Section 7 of this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which it is made, the first two years in an early accessible place; and

                  (vi) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities under Section 3 of this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which the approval is granted.


         B. Confidentiality. All reports of securities transactions and any other information filed with the Fund or furnished to any person pursuant to this Code shall be treated as confidential, except as otherwise required by law, but are subject to review as provided herein; by the Trustees of the Fund and by representatives of the Securities and Exchange Commission.

         C. Interpretation of Provisions. The Trustees of the Fund may from time to time adopt such interpretations of this Code as they deem appropriate.

         D. Effect of Violation of this Code. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1 under the 1940 Act or of any other provision of Federal Securities law.

         E. Notification. Each of the Fund, the Adviser and the Distributor shall identify its respective Access Persons who are required to make reports under this Code and shall inform those Access Persons of their reporting obligation.


9.       AGREEMENT TO CODE OF ETHICS

         Please sign and date the following page that states that you have read the Code of Ethics and agree to the terms stated.

                                 CITIZENS FUNDS
                             CITIZENS ADVISERS, INC.
                            CITIZENS SECURITIES, INC.
                                 CODE OF ETHICS
                                  February 2000

I hereby state that I have read the Code of Ethics, that I have had the opportunity to discuss its provisions with applicable compliance personnel, that I understand those provisions, and agree to comply with the same.









-------------------------------                ---------------------------------
         Date                                               Signature

                            SENECA CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                              AMENDED AND RESTATED

                              DATED MARCH 31, 2000


As an investment adviser, Seneca Capital Management LLC ("Seneca") is a fiduciary. It owes its clients the highest duty of loyalty and relies on each employee to avoid conduct that is or may be inconsistent with that duty. It is also important for employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client's trust, may have the appearance of impropriety.

Because Seneca serves as investment manager to registered investment companies ("Fund Clients"), Seneca is required to adopt a code of ethics setting forth policies and procedures, including the imposition of restrictions on itself and employees, to the extent reasonably necessary to prevent certain violations of rules under the Investment Company Act of 1940. This Code of Ethics and Conduct (the "Code") is intended to set forth those policies and procedures and to state Seneca's broader policies regarding its duty of loyalty to clients.

1.       Statement of Ethical Principles
         -------------------------------

         When Fund Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

                  A. At all times, the interests of Fund shareholders must be paramount;

                  B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                  C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       Definitions
         -----------

                  A. "Fund" means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

                  B. "Access Person" means any Trustee (other than a Disinterested Trustee who does not obtain information concerning recommendations made to the Fund regarding the purchase or sale of a security), officer, general partner, Portfolio Manager or Advisory Person of the Fund or (i) any temporary or permanent employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security. For purposes of Section 4, "Access Person" shall not include Advisory Persons nor Portfolio Managers. The Compliance Officer of each Fund shall maintain a list of the Fund's Access Persons.

                  C. "Advisory Person" means any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions. For purposes of Section 4, "Advisory Person" shall not include Portfolio Managers.

                  D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                  E. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

                  F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act, as amended.

                  G. "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, as amended.

                  H. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                  I. "Managed Fund" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

                  J. "Portfolio Manager" means the person entrusted to make the buy and sell decisions for a Fund.

                  K. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                  L. "Purchase or sale of a security" includes inter alia, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired by a Fund.

                  M.       "Security" shall have the meaning set forth in
                  Section 2(a)(36) of the Investment Company Act, as amended, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.       Prohibited Activities
         ---------------------

                  A. IPO Rule: No Advisory Person or Portfolio Manager may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Officer of the Fund.

                  B. Private Placement Rule: No Advisory Person or Portfolio Manager may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Officer of the Fund. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund. Such consideration for purchase or sale shall be conducted by a person other than the interested Advisory Person or Portfolio Manager.

                  C. Preclearance Rule: No Access Person, Advisory Person nor Portfolio Manager may purchase or sell a security unless such purchase or sale has been precleared by the Compliance Officer of the Fund. Preclearance shall be valid through the business day next following the day preclearance is given.

                  Exceptions: The following securities transactions are exempt from the pre-clearance requirement:

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked within the top 200 of the Standard & Poor's 500 Composite Stock Index (S&P 500) (the "Large Cap List") at the time of purchase or sale. The Compliance Officer of the Fund shall distribute an updated list of such securities quarterly.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  Note: The Compliance Officer of the Fund may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if nominally permitted under this Code of Ethics, if he/she reasonably believes that denying preclearance is necessary for the protection of a Fund. Any such denial may be appealed to the Fund's Counsel. The decision of Counsel shall be final.

                  D.       Open Order Rule:  No Access  Person,  Advisory
                  Person or Portfolio Manager may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuer on the Large Cap List at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Officer of the Fund in his/her discretion.

                  Any profits realized on a personal trade in violation of this
                  Section 4D must be disgorged.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                           1. If the proposed personal trade is on the same side as the last Managed Fund transaction in that security, the personal trade cannot occur within two days of such Managed Fund transaction (i.e. neither at T nor T + 1 calendar day).

                           2. If the proposed personal trade is on the opposite side of the last Managed Fund transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the Managed Fund transaction (i.e. T + 2 calendar days or later) and (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for the Large Cap List exception to the Preclearance Rule) sets forth, to the reasonable satisfaction of the Compliance Officer, an explanation of the reasons the Managed Fund is not effecting a similar transaction.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule if and to the extent the transaction is not covered by exceptions to those rules.

                  Any profits realized by a Portfolio Manager on a personal trade in violation of this Section 4E must be disgorged.

                  F. Holding Period Rule: Access Persons, Advisory Persons and Portfolio Managers must hold each Security, other than those described in Section 3B, (securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify) for a period of not less than sixty
                  (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  Any profits realized on trading in contravention of this policy must be disgorged.

                  G. No Advisory Person shall accept any gift or other item of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Fund's Compliance Officer.

                  B. Every Access Person shall report to the Fund the information described in Section 5D of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. A Disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, (1) during the 7-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or (2) such security was being considered for purchase or sale by the Fund.

                  D. Every report required pursuant to Section 5B above shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                           (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                           (iii)    The price at which the transaction was
                           effected;

                           (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v) The date of approval of the transaction and the person who approved it as required by Section 4B or C above.

                  E. Each Access Person shall submit a report listing all personal securities holdings to the Compliance Officer upon the commencement of service and annually thereafter. This annual report shall include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements.

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  G. The Compliance Officer shall submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person or Disinterested Trustee shall immediately report any potential violation of this Code of which he or she becomes aware to the Fund's Compliance Officer.

6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

                            SENECA CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                    ADDENDUM


As stated in Section 3B(2) of the Code of Ethics, the Trustees/Directors may specify from time to time, Exempted Transactions, which are purchases or sales of securities, which are exempt from Section 4 of the Code.

The following transactions have been specified as Exempt Transactions by the Trustees/Directors:


1. Purchases or sales of securities issued by Phoenix Investment Partners, Ltd.

2. Purchases or sales by Directors or Trustees who are not employees of the adviser or distributor of a fund or any affiliates thereof provided such Director or Trustee does not obtain information concerning recommendations to the Fund regarding the purchase or sale of a security.

                             CLEMENTE CAPITAL, INC.
                             ----------------------
                                 CODE OF ETHICS
                                 --------------

1.       Statement of General Principles

                  This Code of Ethics expresses the policy and procedures of Clemente Capital, Inc., its affiliates and subsidiaries ("Clemente"), and is enforced to insure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of Clemente's clients, hereinafter referred to as any "Fund". Clemente company personnel must at all levels act as fiduciaries, and as such must place the interests of any Fund before their own. Thus, we ask that when contemplating any personal transaction you ask yourself what you would expect or demand if you were a shareholder of any Fund.

                  Rule 17j-1(a), under the Investment Company Act of 1940 (the "Act"), included as Appendix A attached hereto, makes it unlawful for certain persons, in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company. Clemente serves as Advisor to certain registered investment companies. In compliance with paragraph (b)(1) of Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct. We ask that all personnel follow not only the letter of this Code, but also abide by the spirit of this Code and the principles articulated herein.


2.       Definitions

                  "Access Person" shall mean any director, officer, general partner, Portfolio Manager, Advisory Person or Investment Personnel of the Advisor, who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for any Fund or who functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any Fund regarding the purchase or sale of securities.
                  "Advisor" shall mean Clemente.
                  "Advisory Person" means any employee of the Advisor (or of any company in a control relationship with the Advisor) who, in connection with his or her regular functions or duties, makes, participates, in, or obtains information regarding the purchase or sale of a security by any Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and shall include any natural person in a control relationship with the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.
                  The term "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations there under, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a person subject to this Code has or acquires.
                  "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.
                  "Fund" shall mean The First Philippine Fund Inc., Clemente Global Growth Fund, any other investment company for which Clemente acts as investment advisor and any other client for which the Advisor provides discretionary investment management services.
                  "Investment Personnel" of the Advisor includes Fund Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers' decisions (e.g., securities analysts and traders).
                  "Portfolio Managers" of the Fund shall mean those persons who have direct responsibility and authority to make investment decisions for the Fund.
                  The term "security" shall have the meaning set forth in
Section 2(a)(36) of the Act and shall include options, but shall not include securities issued or guaranteed by the United States government or its agencies or instrumentalities, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as may be designated by the Board of Directors of the Fund.
                  The "purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.
                  Appendix B provides definitions of and supplemental information on the following terms: beneficial ownership, control, interested person, security and government securities.
         3.       Prohibited Transactions
                  The prohibitions described below will only apply to a transaction in a security in which the designated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.
         A.       Blackout Trading Periods - Access Persons
                  -----------------------------------------
                  No Access Person shall execute a securities transaction on a day during which the Fund has a pending buy or sell order in that same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods are required to be disgorged to the applicable Fund. A pending buy or sell order exists when a decision to purchase or sell a security has been made and communicated to the Advisor's Legal Compliance Officer.
         B.       Blackout Trading Periods - Portfolio Managers
                  ---------------------------------------------
                  No Portfolio Manager shall buy or sell a security within seven calendar days before and after the Fund that he or she manages trades in that security. Any profits realized on trades within the proscribed periods are required to be disgorged to the applicable Fund.
         C.       Ban on Short-Term Trading Profits - Investment Personnel
                  --------------------------------------------------------
                  Investment Personnel may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades are required to be disgorged to the applicable Fund.
         D.       Ban on Securities Purchases of an Initial Public Offering -
                  -----------------------------------------------------------
         Investment Personnel
         --------------------
                  Investment Personnel may not acquire any securities in an initial public offering.

         E.       Securities Offered in a Private Offering - Investment
                  -----------------------------------------------------
         Personnel
         ---------
                  Investment Personnel may not acquire any securities in a private offering without the prior written consent of Clemente's Legal Compliance Officer. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in any subsequent consideration of an investment in such issuer. In such circumstances, Clemente's decision to purchase securities of such issuer should be subject to an independent review by Investment Personnel of Clemente, who have no personal interest in the issuer.
4.       Exempted Transactions
         A. Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3A, 3B and 3C of this Code shall not apply to:
                  (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not, in fact, influence or control such transactions.
                  (ii) Purchases or sales of securities, which are not eligible for purchase or sale, by any Fund.
                  (iii) Purchases or sales which are nonvolitional on the part of either the Access Person or any Fund.
                  (iv) Purchases which are part of an automatic dividend reinvestment plan.
                  (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
                  (vi) Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if (i) the Access Person has no prior knowledge of transactions in such security by any Fund and (ii) if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.
                  (vii) Any fixed income securities transaction involving $10,000 principal amount or less, if the Access Person has no prior knowledge of transactions in such securities by any Fund.
                  (viii) All other transactions contemplated by Access Persons which receive the prior approval of the Legal Compliance Officer in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the Legal Compliance Officer because the Legal Compliance Officer has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on any Fund or on any Fund's ability to purchase or sell such securities.
         C. A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3A will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any Fund trading.
         D. Notwithstanding Section 4A(viii), the prohibition in Section 3C shall not apply to profits earned from transactions in securities which securities are not the same (or equivalent) to those owned, shorted or in any way traded by any Fund during the 60-day period; provided, however, that if the Legal Compliance Officer determines that a review of the Access Person's reported personal securities transactions indicates an abusive pattern of short-term trading, the Legal Compliance Office may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by any Fund.
5.       Preclearance
         Access Persons must preclear all personal investments in securities. All requests for preclearance must be submitted to the Legal Compliance Officer. Such requests shall be made by submitting a Personal Investment Request Form, in the form annexed hereto as Appendix C. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.
6.       Reporting
         A. Access Persons are required to direct their broker(s) to supply to the Legal Compliance Officer on a timely basis duplicate copies of confirmations of all personal securities transaction and copies of periodic statements for all securities accounts. Access Persons should direct their broker(s) to transmit to the Legal Compliance Officer of the Advisor duplicate confirmations of all transactions effected by such Access Person, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. A sample letter for this purpose is attached as Appendix D. The transaction reports and/or duplicates should be addressed "Personal and Confidential." The report submitted to the Legal Compliance Officer may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(c).
         B. Whenever an Access Person recommends that any Fund purchase or sell a security, he or she shall disclose whether he or she presently owns such security, or whether he or she is considering its purchase or sale.
         C. Upon commencement of employment and thereafter on an annual basis, Access Persons will disclose all personal securities holdings. On an annual basis, Access Persons will be sent a copy of the Advisor's statement of such Access Person's personal securities accounts to verify its accuracy and make any necessary additions or deletions.
         D. All personal matters discussed with the Legal Compliance Officer and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Board of Directors of any Fund and the Advisor for which such person is an Access Person, and by the appropriate regulatory agencies.
7.       Annual Certification
         On an annual basis, Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. A sample of the certification is attached as Appendix F.

8.       Confidential Status of Clients' Portfolio
         The current portfolio positions of any Fund managed, advised and/or administered by the Advisor and current portfolio transactions, programs and analysis must be kept confidential.
         If nonpublic information regarding any Fund's portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.
         If anyone is asked about any Fund's portfolio or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that any Fund has bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of any Fund's portfolio.
9.       Nonpublic Material Information
         From time to time, the Advisor has circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Advisor must reiterate that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Legal Compliance Officer.
         Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.
         Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.
         "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances, which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.
         Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Advisor or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, the Wall Street Journal or trade publications. If the Access person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Legal Compliance Officer.
10.      Gifts - Investment Personnel
         Investment Personnel shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. For purposes of this Code, "more than de minimis value" shall mean any gift in excess of a value of $100 per year.
11.      Services as a Director in a Publicly Traded Company - Investment
                  Personnel
         Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Advisor's Board of Directors, based upon a determination that the board service would be consistent with the interests of the Advisor's clients. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through "Chinese Wall" or other procedures.
12.      Compliance Review
         A. The Legal Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Legal Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

13.      Sanctions
             The Board of Directors of the Advisor will be informed of Code violations on a quarterly basis and my impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.
14.      Board of Directors Review
             Annually, the Board of Directors of the First Philippine Fund, Clemente Global Growth Fund and of any Fund for which Clemente provides investment management services shall receive the following:
         A.       A copy of the existing Code of Ethics.
         B. A report completed by the Legal Compliance Officer identifying any violations requiring significant remedial action during the last year.
         C. A list of recommendations, if any, to change the existing Code of Ethics based upon experience, evolving industry practices or developments in applicable laws or regulations.

                                                                      APPENDIX C
         This Appendix B provides supplemental information to certain terms used in the Code of Ethics (the "Code").

                             "BENEFICIAL OWNERSHIP"
                             ----------------------

         What constitutes "beneficial ownership" within the meaning of the Code (which incorporates the standards under Section 16 of the Securities Exchange Act of 1934) has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a) by you for your own benefit, whether bearer, registered in your name, or otherwise;
(b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;
(c)      for your account by pledges;
(d)      by a trust in which you have an income or remainder interest.
         Exceptions: where your only interest is to get principal if (1) some other remainder man dies before distribution or (2) if some other person can direct by will a distribution of trust property or income to you;
(e) by you as trustee or co-trustee, where either you or members of your immediate family, i.e., spouse, children and their descendants, stepchildren, parents and their ancestors, and stepparents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;
(f) by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;
(g)      by any partnership in which you are a partner;
(h) by a personal holding company controlled by your alone or jointly with others;
(i)      in the name of your spouse unless legally separated;
(j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;
(k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or
(l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) just above), if you can vest or revest title in yourself.

Disclaimer of Beneficial Ownership

         This broad definition of "beneficial ownership" is for purposes of the Code; it does not necessarily cover other securities law or tax areas. The Code states that in reporting a securities transaction to the Fund, the reporting person can include in his or her report a statement declaring that the report shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security. For example, if a parent as custodian sold securities owned by a minor child under a Uniform Gifts to Minors Acts, the other parent would report such transaction, but could disclaim beneficial ownership by checking the appropriate box on the report. Whether or not your report carries such a disclaimer is entirely a matter for your own decision. You may wish to consult your own attorney. A disclaimer may be important not only in connection with the securities laws, but also because without it, your report of the stock holdings of family members and relatives might be evidence of ownership for other purposes, such as estate taxes.

No Influence or Control

         The Code states that Disinterested Directors need not report securities transactions effected in any account over which they do not have "any direct or indirect influence or control." However, as a practical matter, this "no direct or indirect influence or control" exception is limited to few situations. The principal one is that described in paragraph (d) above, where securities are held in a trust, in which the Disinterested Director has a beneficial interest, but where he or she is not the trustee and has no control or influence over the trustee.


         Questions regarding beneficial ownership or reporting responsibility may be directed to the Fund's Legal Compliance Officer.

CONTROL
-------

         "Control" is defined in Section 2(a)(9) of the Act as follows:


         "[T]he power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the Commission by order either on its own motion or on application by an interested person. If an application filed hereunder is not granted or denied by the Commission within sixty days after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon. The Commission, upon its own motion or upon application, may by order



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

revoke or modify an order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts."

INTERESTED PERSON
-----------------

"Interested person" within the meaning of Section 2(a)(19) of the Act is defined as follows:

         "(19)    `Interested person' of another person means -

         (A)      when used with respect to an investment company -
         (i)      any affiliated person of that company,
         (ii) any member of the immediate family of any natural person who is an affiliated person of such company,
         (iii) any interested person of any investment advisor of or principal underwriter for such company,
         (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,
         (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and
         (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment advisor or principal underwriter or with the principal executive officer of such other investment company:


         Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in cause (aa) of this proviso; and

         (B) when used with respect to an investment advisor of or a principal underwriter for any investment company -
         (i) any affiliated person of such investment advisor or principal underwriter,
         (ii) any member of the immediate family of any natural person who is an affiliated person of such investment advisor or principal underwriter,
         (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issues either by such investment advisor or principal underwriter or by a controlling person of such investment advisor or principal underwriter,
         (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment advisor or principal underwriter,
         (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer, and
         (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at anytime since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment advisor or principal underwriter or the principal executive officer or any controlling person of such investment advisor or principal underwriter.

         For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or
(B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or
(B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purpose of this title or for any other purpose for any period prior to the effective date of such order."

SECURITY
--------

"Security" is defined in Section 2(a)(36) of the Act as follows:


         "[A]ny note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

GOVERNMENT SECURITIES
---------------------

"Government securities" within the meaning of Section 2(a)(16) of the Act is defined as follows:

         "[A] company which is organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner or a similar official or agency of the State; or any receiver or similar official or any liquidating agent for such a company, in his capacity as such."


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